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                         EXHIBIT 10.57











































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                        AMENDMENT NO. 1
                              TO
                     AMENDED AND RESTATED
CREDIT AGREEMENT


          This Amendment No. 1 to Amended and Restated Credit Agreement (this "Amendment"), made as of the ____ day of October, 1994, between AMERICAN SEAWAY FOODS, INC., an Ohio corporation (herein the "Borrower"), the Banks (as hereinafter defined) and SOCIETY NATIONAL BANK, as agent for the Banks (in such capacity, the "Agent"),

                          WITNESSETH:

          WHEREAS, the Borrower has been extended certain financial accommodations pursuant to that certain Amended and Restated Credit Agreement, dated as of May 27, 1993 (the "Credit Agreement"), among the Borrower, the financial institutions which are a party thereto (the "Banks") and the Agent; and

          WHEREAS, the Borrower, the Banks and the Agent desire to amend the Credit Agreement as set forth herein to increase the aggregate Revolving Credit Commitments of the Banks to Fifty-Five
Million Dollars ($55,000,000);

          WHEREAS, the Banks which are the signatories hereto constitute all of the Banks for the purposes of amending the Credit Agreement pursuant to Section 8.22 thereof;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks and the Agent do hereby agree as follows:


                  SECTION 1.  DEFINED TERMS.

          Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit
Agreement.


        SECTION 2.  AMENDMENTS TO THE CREDIT AGREEMENT.

          The Borrower, the Banks and the Agent hereby agree that the Credit Agreement shall be amended, effective as of the date hereof and subject to the terms and conditions hereof, as follows:
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          2.1 Amendment to Section 1.01.  Section 1.01 shall be
amended to delete the definition of "Special Seaway Availability" in its entirety and to substitute in lieu thereof the following:

          "Special Seaway Availability" shall mean the lesser of
     (a) 65% of the value of the aggregate amount of Inventory of Seaway to the extent such Inventory would be considered Eligible Inventory as provided herein if such Inventory were owned by the Borrower plus 85% of the value of the Receivables of Seaway to the extent such Receivables would be considered Eligible Receivables as provided herein if such Receivables were owned by the Borrower or (b) Ten Million Dollars ($10,000,000).

          2.2 Amendment to Section 2.01 Preamble. The introductory paragraph of Section 2.01 shall be amended in its entirety and the following substituted in lieu thereof to read as follows:

          SECTION 2.01. The Loans and the Letters of Credit. Each Bank severally agrees, up to the amount of its Total Commitment from time to time, to make certain financial accommodations available to the Borrower, in the aggregate amount of Sixty-Seven Million Dollars ($67,000,000). The credit advances shall be comprised of
     (i) advances on a revolving credit basis in the initial aggregate principal amount not to exceed Fifty-Five Million Dollars ($55,000,000), as such amount shall be reduced in accordance with the terms of this Agreement, of which up to Four Million Dollars ($4,000,000) may be made available for letters of credit and (ii) advances on a term loan basis in the aggregate principal amount not to exceed Twelve Million Dollars ($12,000,000), all as subject to the foregoing and to the further terms and conditions of this Agreement.

          2.3 Amendment to Section 2.01(e). Section 2.01(e) shall be amended in its entirety and the following substituted in lieu thereof to read as follows:

          (e) Automatic Reductions in Revolving Credit
     Commitment. Commencing December 1, 1994, and on each December 1 thereafter until the Termination Date, the aggregate Revolving Credit Commitment of the Banks shall be immediately and permanently reduced by Two Million
     Dollars ($2,000,000).  Concurrently with each reduction
     in the aggregate Revolving Credit Commitments of the
     Banks the Borrower shall prepay an amount equal to the excess, if any, of the sum of the aggregate Revolving
     Credit Advances then outstanding plus the Letter of
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     Credit Face Amount of all outstanding Letters of Credit over the aggregate Revolving Credit Commitment of the Banks as so reduced.

          2.4  Amendment to Section 2.06(b)(ii)(A).  Section
2.06(b)(ii)(A) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (A) For the period commencing on October 1, 1994 and ending on the earlier of the occurrence of an Event of Default or September 30, 1995, the
          Loans shall bear interest as follows: if the Cumulative Consolidated Net Operating Cash
          Flow as of the 1994 Determination Date shall be greater than Forty-Three Million Two
          Hundred Twenty-Eight Thousand Dollars
          ($43,228,000), at a rate per annum equal to the Prime Rate plus one quarter of one percent
          (1/4%).

          2.5  Amendment to Section 2.06(b)(ii)(B).  Section
2.06(b)(ii)(B) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (B) For the period commencing on October 1, 1995 and ending upon the occurrence of an Event of Default, the Loans shall bear interest as follows: (a) if the Cumulative Consolidated
          Net Operating Cash Flow as of the 1995
          Determination Date shall be greater than Seventy-Four Million Six Hundred Fifty-Nine
          Thousand Dollars ($74,659,000) but less than or equal to Ninety-Six Million Seven Hundred
          Eighty-Seven Thousand Dollars ($96,787,000), at a rate per annum equal to the Prime Rate plus one quarter of one percent (1/4%) or (b) if the Cumulative Consolidated Net Operating
          Cash Flow as of the 1995 Determination Date shall be greater than Ninety-Six Million Seven
          Hundred Eighty-Seven Thousand Dollars
          ($96,787,000), at a rate per annum equal to the Prime Rate.

          2.6 Amendment to Section 5.03(i). Section 5.03(i) shall be deleted in its entirety and the following shall be substituted in lieu thereof:
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          (i) as soon as available and in any event within thirty
     (30) days after the end of each Fiscal Period (including the last Fiscal Period of any Fiscal Year) statements of income in form and substance as the Agent may reasonably request, all prepared in accordance with generally accepted accounting principles.

          2.7 Amendment to Section 8.26. Section 8.26 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          SECTION 8.26.  Commitments.  The Revolving Credit
     Commitment and the Term Loan Commitment of each Bank shall be as set forth below:

      BANK           TERM         REVOLVLING        BANK'S
                     LOAN           CREDIT          TOTAL
                  COMMITMENT      COMMITMENT      COMMITMENT
Society National  $4,800,000      $22,000,000      $26,000,000
Bank

National City     $2,800,000      $12,815,000      $15,615,000
Bank

PNC Bank,         $2,000,000      $9,185,000       $11,185,000
National
Association

NBD Bank, N.A.    $1,200,000      $5,500,000       $ 6,700,000

Star Bank, N.A.   $1,200,000      $5,500,000       $ 6,700,000

Total of
Commitments      $12,000,000     $55,000,000       $67,000,000

          SECTION 3.  REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby represents and warrants to the Banks and the Agent as follows:

          3.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of the Borrower and constitutes the legal, valid and binding obligation of the Bor-rower enforceable against the Borrower in accordance with its terms.

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          3.2  Credit Agreement.  The Credit Agreement, as amended
by this Amendment, remains in full force and effect and remains the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement, as amended by this Amendment.

          3.3 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Banks or the Agent under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit Agreement as amended by this Amendment.

          3.4 Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.


       SECTION 4.  CONDITIONS PRECEDENT TO EFFECTIVENESS
                   OF THIS AMENDMENT NO. 1.

          In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following conditions precedent:

          4.1 The Amendment. The Banks and the Agent shall have received this Amendment No. 1 to Amended and Restated Credit
Agreement, executed and delivered by a duly authorized officer of the Borrower.

          4.2 Amendment No. 2 to Riser Guaranty. The Banks and the Agent shall have received Amendment No. 2 to Amended and Restated Guaranty Agreement, executed and delivered by a duly authorized officer of Riser Foods, Inc., and all of the conditions precedent to such Amendment shall have been satisfied.

          4.3 Acknowledgement of Guarantors. The Banks and the Agent shall have received the Acknowledgement of Guarantors attached to this Amendment, executed and delivered by a duly authorized officer of each of the Guarantors of the indebtedness of the Borrower to the Banks and the Agent.
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          4.4  Borrower's Certificate.  The Banks and the Agent
shall have received a certificate, in form and substance satisfac-tory to the Agent, executed for and on behalf of the Borrower by the Chief Executive Officer and the Secretary of the Borrower and dated as of the date of this Amendment, certifying (i) the Director's Resolutions of the Borrower, authorizing this Amendment, and each document or other instrument executed in connection with the Amendment, (ii) the names and signatures of the officers of the Borrower, and (iii) compliance by the Borrower with all representa-tions, warranties, covenants and conditions under the Credit Agreement, as amended by this Amendment.

          4.5 Other Documents. The Banks and the Agent shall have received each additional document, instrument or piece of information reasonably requested by the Agent, including, without limitation, any financing statements as may be necessary to continue the perfection of the security interests created by the Security Agreements.


                  SECTION 5.  MISCELLANEOUS.

          5.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

          5.2 Severability. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Credit Agreement shall not be affected thereby.

          5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.
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          IN WITNESS WHEREOF, the Borrower has caused this
Amendment No. 1 to Amended and Restated Credit Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                 AMERICAN SEAWAY FOODS, INC.



___________________________________

By:________________________________

Title:_____________________________


ACCEPTED AND AGREED as of this
___ day of October, 1994:

SOCIETY NATIONAL BANK, as a Bank and as Agent

_______________________________
By:____________________________
Title:_________________________

NATIONAL CITY BANK, as a Bank

_______________________________
By:____________________________
Title:_________________________

NBD BANK, N.A., as a Bank

_______________________________
By:____________________________
Its:___________________________


PNC BANK, NATIONAL ASSOCIATION,
as a Bank


_______________________________
By:____________________________
Title:_________________________

STAR BANK, N.A., as a Bank


_______________________________
By:____________________________
Its:__________________________
                                                352\22687ACD.120
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                 ACKNOWLEDGEMENT OF GUARANTORS


          Each of the undersigned, RISER FOODS, INC., SEAWAY FOOD SERVICE, INC. (formerly known as American Seaway Foods, Inc.), RINI-REGO SUPERMARKETS, INC., and FISHER PROPERTIES, INC., each of which being a guarantor of indebtedness of the Borrower to the Banks and the Agent, hereby acknowledges and agrees to the terms of the foregoing Amendment No. 1 to Amended and Restated Credit Agreement. Each of the undersigned represents and warrants to the Banks and the Agent that the respective Amended and Restated Guaranty Agreements (as amended), executed and delivered by each of the undersigned, each dated as of May 27, 1993, remain the valid and binding obligations of each of the undersigned, respectively, enforceable against it in accordance with their terms.

                             RISER FOODS, INC.

                             ________________________________
                             By:_____________________________
                             Title:__________________________


                             SEAWAY FOOD SERVICE, INC. (formerly
                             known as American Seaway Foods,
                             Inc.)

                             _________________________________
                             By:______________________________
                             Title:___________________________


                             RINI-REGO SUPERMARKETS, INC.

                             _________________________________
                             By:______________________________
                             Title:___________________________


                             FISHER PROPERTIES, INC.

                             __________________________________
                             By:_______________________________
                             Title:____________________________

Executed:  October __, 1994
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